Exhibit 99.1

Pattern Energy Announces Commencement of $200,000,000 At-The-Market Program

SAN FRANCISCO, CALIFORNIA – May 9, 2016 – Pattern Energy Group Inc. (the “Company” or “Pattern Energy”) (NASDAQ: PEGI) (TSX: PEG) today announced the commencement of a $200,000,000 At-The-Market (“ATM”) program and that it has entered into an Equity Distribution Agreement (the “Agreement”) with RBC Capital Markets, LLC, KeyBanc Capital Markets Inc. and Morgan Stanley & Co. LLC (collectively, the “Agents”). Pursuant to the terms of the Agreement, the Company may offer and sell shares of the Company’s Class A common stock, par value $0.01 per share, from time to time through the Agents, as the Company’s sales agents for the offer and sale of the shares, up to an aggregate sales price of $200,000,000. Sales of the shares, if any, will principally be made by means of ordinary brokers’ transactions on the NASDAQ Global Select Market at market prices or as otherwise agreed with the Agents. No sales will be made in Canada or on the Toronto Stock Exchange or any other market in Canada. The shares will be issued pursuant to a prospectus supplement to the Company’s shelf registration statement on Form S-3 (File No. 333-199217) which became effective upon filing with the Securities and Exchange Commission in the United States on October 8, 2014. The Company intends to use the net proceeds from the sale of the shares for general corporate purposes, which may include the repayment of indebtedness and the funding of acquisitions and investments.

Under the terms of the Agreement, the Company also may sell shares of its Class A common stock to any of the Agents, as principal for its own account, at a price agreed upon at the time of sale. If the Company agrees to sell shares to any Agent as principal, it will enter into a separate terms agreement with such Agent, and will describe such agreement in a separate prospectus supplement or free writing prospectus.

The shares that may be issued by the Company under the ATM program have been approved for listing on the NASDAQ Global Select Market and conditionally approved for listing on the Toronto Stock Exchange. In obtaining Toronto Stock Exchange listing approval, the Company has relied on the “Eligible Interlisted Issuer” exemption from TSX rules under section 602.1 of the TSX Company Manual.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor will there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Pattern Energy

Pattern Energy Group Inc. is an independent power company listed on the NASDAQ Global Select Market and Toronto Stock Exchange. Pattern Energy has a portfolio of 16 wind power facilities, with a total owned interest of 2,282 MW in the United States, Canada and Chile that use proven, best-in-class technology. Pattern Energy’s wind power facilities generate stable, long-term cash flows in attractive markets and provide a solid foundation for the continued growth of the business.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of Canadian securities laws, including statements regarding the proposed offering and use of proceeds thereof. These forward-looking statements represent the Company’s expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, including conditions to the completion of any offering under the Agreement, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results discussed in the forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for the Company to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements contained or incorporated by reference in the prospectus supplement filed with the SEC, the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016. The risk factors and other factors noted in these documents could cause actual events or the Company’s actual results to differ materially from those contained in any forward-looking statement.

FOR FURTHER INFORMATION PLEASE CONTACT:

Media Relations
Matt Dallas
(917) 363-1333
matt.dallas@patternenergy.com

Investor Relations

Sarah Webster

(415) 283-4076

sarah.webster@patternenergy.com